UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2021

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Necco Street Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (617) 443-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GE	New York Stock Exchange
0.375% Notes due 2022	GE 22A	New York Stock Exchange
1.250% Notes due 2023	GE 23E	New York Stock Exchange
0.875% Notes due 2025	GE 25	New York Stock Exchange
1.875% Notes due 2027	GE 27E	New York Stock Exchange
1.500% Notes due 2029	GE 29	New York Stock Exchange
7 1/2% Guaranteed Subordinated Notes due 2035	GE /35	New York Stock Exchange
2.125% Notes due 2037	GE 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the previously reported GE Healthcare leadership transition, Kieran P. Murphy will no longer serve as President and Chief Executive Officer of GE Healthcare after December 31, 2021. On December 21, 2021, GE and Mr. Murphy entered into a separation agreement pursuant to which Mr. Murphy will remain employed for a period of garden leave, which is typical for senior UK-based employees. During this period from January 1, 2022 until September 30, 2023, Mr. Murphy will remain available for advisory services or other work as required, and he will receive his regular salary, an annual bonus for the 2021 plan year based on the performance of GE Healthcare and health and life insurance benefits; he will not receive pension contributions, future bonuses or equity awards. Under the separation agreement, Mr. Murphy also granted a release in favor of GE and agreed to certain cooperation, confidential information, non-competition and non-solicitation covenants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: December 22, 2021	/s/ L. Kevin Cox
L. Kevin Cox
Senior Vice President, Chief Human Resources Officer

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